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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gentium S.p.A.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Italy (State of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
Piazza XX Settembre 2 222079 Villa Guardia (Como) Italy (Address of principal Executive Offices)	Not applicable (Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, Par Value 1 Per Share* (Not for Trade; but only in Connection with the American Depositary Shares)	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates: 333-122233
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

*
American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

Item 1. Description of Registrant's Securities to be Registered

        Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained in the sections entitled "Description of Securities," "Description of American Depositary Shares" and "Taxation" in the Preliminary Prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-122233), as amended, originally filed with the Securities and Exchange Commission on January 24, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits

        The documents listed below are filed as exhibits to this Registration Statement.

Exhibit No.
3(i)*	Articles of Association of Gentium S.p.A.
3(ii)*	Bylaws of Gentium S.p.A.
4.6*	Form of Deposit Agreement among Gentium S.p.A., The Bank of New York and the owners and beneficial owners from time to time of American Depositary Receipts.
4.7*	Form of American Depositary Receipt (attached as Exhibit A to the Deposit Agreement).

*
Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on January 24, 2005.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2005	GENTIUM S.P.A.
	By:	/s/ LAURA FERRO Laura Ferro President and Chief Executive Officer

Exhibit Index

Exhibit No.
3(i)*	Articles of Association of Gentium S.p.A.
3(ii)*	Bylaws of Gentium S.p.A.
4.6*	Form of Deposit Agreement among Gentium S.p.A., The Bank of New York and the owners and beneficial owners from time to time of American Depositary Receipts.
4.7*	Form of American Depositary Receipt (attached as Exhibit A to the Deposit Agreement).

*
Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on January 24, 2005.

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
Exhibit Index